Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of WK Kellogg Co of our report dated June 16, 2023 relating to the financial statements, which appears in Amendment No. 4 to the Registration Statement on Form 10 of WK Kellogg Co.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan

September 20, 2023